Exhibit 99.1

TALOS ENERGY PROVIDES UPDATE ON RECENT DRILLING OPERATIONS AND SECOND QUARTER PRODUCTION

Houston, Texas, July 26, 2021 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced preliminary production estimates for the second quarter of 2021, successful first production from the Company’s Tornado Attic well and successful drilling of the Company’s Crown and Anchor well.

Talos estimates that average daily production for the second quarter of 2021 was approximately 66 thousand barrels of oil equivalent per day (“MBoe/d”) net, ahead of Company expectations, and was approximately 69% oil and 76% liquids. Estimated realized prices for the quarter, exclusive of hedges, were $64.28/barrel of oil, $22.28/barrel of NGLs and $3.05/mcf of natural gas.

Following successful drilling of the Tornado Attic well, announced in June 2021, Talos executed completion operations and achieved first production in mid-July 2021. The well is currently producing above the previously estimated 8-10 MBoe/d range. The Company also increased injection rates in the structurally downdip Tornado injector well and is now injecting at a rate of over 30,000 barrels of water per day into the producing B-6 formation. The project is the first intra-well water flood of its kind in a deepwater subsea environment and is intended to increase overall production and recovery efficiency through the existing subsea producing wells. Talos holds a 65% working interest (operator) along with Kosmos Energy.

The Crown and Anchor sidetrack well at Viosca Knoll block 960 was drilled to a true vertical depth (“TVD”) of approximately 13,000 feet and encountered approximately 50 feet of net TVD oil pay in the M62 Middle Miocene target horizon. The project has moved to the completion phase and will produce through existing subsea infrastructure to the Marlin tension leg platform, requiring nominal additional tie-back costs, with first production targeted by late third quarter of 2021. Talos holds a 34% working interest in the project along with Beacon Offshore Energy (operator) and Ridgewood Crown & Anchor LLC.

Talos President and Chief Executive Officer Timothy S. Duncan commented: “Our operations team provided exceptional execution in what was the most active portion of our capital program for the year and I’m pleased that we’ve delivered strong sequential production over the past two quarters, which does not include the impact of these two latest wells. Our high-quality asset base is delivering solid results, and in combination with commodity price support and continued balance sheet improvement, we’re excited to move into the second half of the year focused on numerous strategic initiatives. We look forward to providing a broader update in our upcoming earnings release.”

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven diversified energy company focused on safely and responsibly maximizing long-term value through our operations in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of upstream energy assets in key geological trends. With a focus on environmental stewardship, we are also utilizing our expertise to reduce industrial emissions through our carbon capture and storage joint venture along the U.S. Gulf Coast and Gulf of Mexico. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast, “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the performance of the Company’s recently drilled and completed wells, commodity price volatility, including the sharp decline in oil prices beginning in March 2020, the impact of the coronavirus disease 2019 (“COVID-19”) and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business, the ability or

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 11, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 6, 2021.

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

CAUTIONARY NOTE TO INVESTORS

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. In this communication, the Company uses certain broader terms such as “TVD oil pay” that the SEC’s guidelines strictly prohibit the Company from including in filings with the SEC. These types of estimates do not represent, and are not intended to represent, any category of reserves based on SEC definitions, are by their nature more speculative than estimates of proved, probable and possible reserves and do not constitute “reserves” within the meaning of the SEC’s rules. These estimates are subject to greater uncertainties, and accordingly, are subject to a substantially greater risk of actually being realized. Investors are urged to consider closely the disclosures and risk factors in the reports the Company files with the SEC.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002